EXHIBIT 2.1
                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into effective as of January ____, 1998 by and among (i) BRASSIE GOLF CORPORATION, a Delaware corporation ("Brassie"); (ii) MILLER GOLF, INC., a Massachusetts corporation (the "Acquired Entity"); and (iii) ROBERT MARCHETTI ("Marchetti"), LOUIS KATON ("Katon") and JOHN CARROLL ("Carroll") who are the sole shareholders of the Acquired Entity (Marchetti, Katon and Carroll collectively, the "Sellers").

                                                     RECITALS

         A. Sellers are presently the owners of all the shares of the voting common capital stock of the Acquired Entity as represented by stock certificates Nos. ____, _____, and ___.

         B. Sellers desire to sell all of their shares of stock of the Acquired Entity ("Purchased Shares") and Brassie desires to purchase the Purchased Shares from Sellers as a means of acquiring the Acquired Entity and its businesses, rights and properties ("Business").

         C. Brassie has determined that it is in the best interests of its respective shareholders for Brassie to acquire all of the stock of the Acquired Entity from of the Sellers as provided herein in order to effectuate the acquisition of the businesses of the Acquired Entity. Simultaneously with such acquisition, the Sellers will then be issued shares of common stock of Brassie as provided herein, in consideration for the Purchased Shares of the Acquired Entity to be acquired.


                                                TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                                     ARTICLE I

                                    ACQUISITION; RELATED TRANSACTIONS; CLOSING

         1.1 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Acquisition (as defined below) and the other transactions contemplated hereby shall take place as promptly as practicable (and in any event within five (5) business days after the satisfaction or waiver of the conditions set forth in Articles VI and VII hereof), at the offices of Brassie in Tampa, Florida, or such other place and time as the parties may otherwise agree (the "Closing"), and the date of Closing is referred to herein as the "Closing Date."

         1.2 Acquisition. At Closing on the Closing Date, and upon all of the terms and subject to all of the conditions of this Agreement, Sellers shall sell, assign, convey, transfer and
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deliver to Brassie,  and Brassie shall purchase for the  consideration set forth in Section 1.3 below, all of the respective Sellers' right, title and interest, legal and equitable, in and to the Purchased Shares, free and clear of any and all claims, liens or encumbrances, except as otherwise provided in this Agreement (the "Acquisition").

         1.3 Purchase Price. For purposes of this Agreement, "Consideration" means (a) cash in the amount of Four Million and No/100 Dollars ($4,000,000.00) and (b) the number of shares (rounded to the nearest whole share) of common stock, par value $.001 per share, of Brassie (the "Brassie Common Stock")
determined by dividing (i) Three Hundred Thousand and No/100 Dollars ($300,000.00) by (ii) the closing price of the Brassie Common Stock as of the date of execution of this Agreement (the "Share Sale Price"); provided, however, that, if for any reason the shares of Brassie Common Stock are not available to meet the Share Sale Price at the Closing, Brassie may pay at Closing the Share Sale Price in cash or other consideration reasonably acceptable to Sellers.

         Upon execution of this Agreement, Brassie shall deliver to Sellers, by wire transfer or certified check, a refundable deposit in the amount of Four Hundred Thousand and No/100 Dollars ($400,000.00), which deposit shall be applied against and reduce accordingly the Purchase Price to be paid hereunder upon Closing.

         1.4 Procedure at the Closing. At the Closing, the parties agree that the following shall occur:

                  (a) The Acquired Entity and the Sellers shall have satisfied each of the conditions set forth in Article VI and shall deliver to Brassie the documents, certificates, opinions, consents and letters required by Article VI.

                  (b) Brassie shall have satisfied each of the conditions set forth in Article VII and shall deliver the documents, certificates, consents and letters required by Article VII.

                  (c) Sellers shall transfer to Brassie appropriate stock assignments separate from certificate, representing the Purchased Shares of the Acquired Entity being purchased hereunder.

                  (d) Brassie shall issue and deliver stock certificates representing the shares of Brassie Common Stock issuable pursuant to Section 1.3 registered in the name of each of the Sellers as allocated in accordance with
Schedule 1.4. The shares of Brassie  Common Stock  issuable  pursuant to Section
1.3 are referred to herein as the Brassie Shares.

                  (e) Brassie shall deliver to Sellers, by wire transfer or certified check, cash in the amount of Two Million Six Hundred Thousand and No/100 Dollars ($2,600,000.00).

                  (f) Brassie shall cause to be delivered to Sellers a stand by letter of credit or such other evidence of security as the Seller's deem satisfactory, to secure Brassie's obligation to pay the deferred purchase price as provided in Section 1.5 below.

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                  (g)  Brassie  shall  cause to be  delivered  one or more Lease
Letters of Credit as provided in Section 5.12, which letters of credit shall provide for security as to the Lease.

         1.5 Deferred Balance of Purchase Price. Brassie shall deliver to Sellers, by wire transfer or certified check, within one hundred eighty (180) days from the Closing Date, cash in the amount of One Million and No/100 Dollars ($1,000,000.00), the remaining outstanding balance of the Purchase Price.


                                                    ARTICLE II

                                          REPRESENTATIONS AND WARRANTIES
                                                    OF BRASSIE

         As a material inducement to the Acquired Entity and the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Brassie makes the following representations and warranties to the Acquired Entity and the Sellers:

         2.1 Corporate Status. Brassie is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, authorized to do business in the State of Delaware, is qualified to do business as a foreign corporation in all jurisdictions where it presently carries on business, and has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. There is no pending or, to the knowledge of Brassie, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Brassie.

         2.2 Corporate Power and Authority. Brassie has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Brassie has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 Enforceability. This Agreement has been duly executed and delivered by Brassie and constitutes its legal, valid and binding obligation enforceable against Brassie in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4  Brassie  Common  Stock.  Upon  consummation  of  the  transactions contemplated hereby and the issuance and delivery of certificates representing the Brassie Shares as provided in this Agreement, the Brassie Shares will be validly issued, fully paid, non-assessable shares, but unregistered and restricted under the Securities Act, and listed on the National Association of

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Securities  Dealers  Automated  Quotations  ("Nasdaq")  and  tradeable  only  in accordance with Rule 144 as promulgated under the Securities Act.

         2.5 Capitalization. As of the date hereof, the authorized capital stock of Brassie consists of 50,000,000 shares of Brassie Common Stock and 1,000,000 shares of Brassie Preferred Stock, and as of December 28, 1997, 42,632,503 shares of Brassie Common Stock are validly issued and outstanding and no shares of Brassie Preferred Stock are issued or outstanding.

         2.6 No Violation. The execution and delivery of this Agreement by Brassie, the performance by Brassie of its respective obligations hereunder and the consummation by Brassie of the transactions contemplated by this Agreement will not (a) contravene any provision of the Certificates or Articles of Incorporation or Bylaws of Brassie, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against Brassie, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against Brassie, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Brassie, (e) give to any individual or entity a right or claim against Brassie, which would have a Material Adverse Effect on Brassie, or (f), except as specifically set forth on
Schedule 2.6, require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, including, without limitation, (i) pursuant to the Exchange Act and the Securities Act and applicable inclusion requirements of Nasdaq, (ii) filings required under the securities or blue sky laws of the various states, (iii) any filings or consents required to be made or obtained by Brassie or (iv) any governmental permits or licenses required to operate the businesses of the Acquired Entity.

         2.7 Reports and Financial Statements. From January 1, 1997 to the date hereof and at all other material times, except where failure to have done so did not and would not have a Material Adverse Effect on Brassie, Brassie has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "Brassie Reports"). As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Brassie Reports complied in all material respects with all the rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Brassie included in the Brassie Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied during the periods presented (except, as noted therein, or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the

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financial  position of Brassie and its consolidated  subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods then ended.

         2.8 No Commissions. Brassie has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         2.9 Accuracy of Information Furnished. No representation, statement or information contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto or made or furnished to the Sellers or their representatives by Brassie, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. Brassie has provided the Acquired Entity or the Sellers with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.


                                                    ARTICLE III

                                         REPRESENTATIONS AND WARRANTIES OF
                                          THE ACQUIRED ENTITY AND SELLER

         As a material inducement to Brassie to enter into this Agreement and to consummate the transactions contemplated hereby, the Acquired Entity and the Sellers, jointly and severally make the following representations and warranties to Brassie:

         3.1 Corporate Status. The Acquired Entity is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Acquired Entity is not required to qualify to do business as a foreign corporation in any jurisdiction. The Acquired Entity has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its businesses. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Acquired Entity.

         3.2 Power and Authority. The Acquired Entity has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The Acquired Entity has taken all corporate action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. Each of the Sellers have the requisite competence and authority to execute and deliver this Agreement, to perform his respective obligations hereunder and to consummate the transactions contemplated hereby.


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         3.3 Enforceability. This Agreement has been duly executed and delivered by the Acquired Entity and by each of the Sellers, and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 Capitalization. Schedule 3.4(a) sets forth, as of the date hereof, with respect to the Acquired Entity (a) the number of authorized shares of each class of its capital stock, (b) the number of issued and outstanding shares of each class of its capital stock and (c) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of the Acquired Entity (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal securities laws and (iii) were not issued in violation of any preemptive rights or rights of first refusal or similar rights. Except for those matters provided on Schedule 3.4(b) which the Sellers agree shall be terminated at or before the Closing, no preemptive rights or rights of first refusal or similar rights exist with respect to any shares of capital stock of the Acquired Entity and no such rights arise by virtue of or in connection with the transactions contemplated hereby; there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Acquired Entity to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock); there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Acquired Entity; there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Acquired Entity; the Acquired Entity is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         3.5 Shareholders of the Acquired Entity. Schedule 3.5(a) sets forth, with respect to the Acquired Entity (i) the name, address and federal taxpayer identification number of the Sellers, and the number of outstanding shares of each class of its capital stock owned by the Sellers as of the close of business on the date of this Agreement; and (ii) the name, address and federal taxpayer identification number of, and number of shares of each class of its capital stock beneficially owned by each beneficial owner of outstanding shares of capital stock (to the extent that record and beneficial ownership of any such shares or interests are different). The Sellers constitute the record and beneficial holders of all issued and outstanding shares of capital stock of the Acquired Entity, and the Sellers own such shares as is set forth on Schedule 3.5 free and clear of all Liens, restrictions and claims of any kind, except for claims under those shareholder agreements listed on Schedule 3.5(b), which claims, the Sellers agree, shall be terminated at or before the Closing.

         3.6 No Violation. Except for any approvals or consents required with respect to those Material Contracts (as defined in Section 3.23) expressly identified on Schedule 3.23 as requiring the consents of third parties, the execution and delivery of this Agreement by the Acquired Entity

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and the Sellers,  the performance by the Acquired Entity and the Seller of their
obligations   hereunder  and  the  consummation  by  them  of  the  transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of Incorporation or Bylaws or other organizational or governing document of the Acquired Entity, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Acquired Entity and Sellers, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, any Material Contract which is applicable to, binding upon or enforceable against the Acquired Entity or the Sellers, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Acquired Entity of the Sellers, (e) give to any individual or entity a right or claim against the Acquired Entity or the Sellers or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable SEC and other filings required to be made by Brassie.

         3.7 Records of the Acquired Entity. The copies of the Articles of Incorporation, Bylaws and other documents and agreements of the Acquired Entity which were provided to Brassie are true, accurate, and complete and reflect all amendments made through the date of this Agreement. The minute books and other records of corporate actions for the Acquired Entity made available to Brassie for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books and records contain the true signatures of the persons purporting to have signed them, and such minute books and records contain an accurate record of all corporate actions of the shareholder and directors (and any committees thereof) of the Acquired Entity taken by written consent or at a meeting or otherwise since incorporation or formation. All corporate actions by the Acquired Entity have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Acquired Entity are accurate and complete, and there are no inaccuracies or discrepancies of any kind contained therein. The stock ledger of the Acquired Entity, as previously made available to Brassie, contains accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Acquired Entity.

         3.8 Financial Statements. The Acquired Entity has delivered to Brassie the financial statements of the Acquired Entity for the fiscal years ended December 31, 1995 and December 31, 1996 and for the period ending December 31, 1997, copies of which are attached as Schedule 3.8 (the "Financial Statements"). The individual balance sheet of the Acquired Entity dated as of December 31, 1997, included in the Financial Statements attached as Schedule 3.8, is referred to herein as the ("Current Balance Sheet"). The Financial Statements fairly present the financial position of the Acquired Entity at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The books and records of the Acquired Entity fully and fairly reflect all of its transactions, properties, assets and liabilities. There are no material special or non-recurring items of income or expense during the periods covered by the Financial

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Statements,  and the balance sheets included in the Financial  Statements do not reflect any write-up or revaluation increasing the book value of any assets. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein, subject, in the case of unaudited statements, to normal audit adjustments.

         3.9 No Changes. Except as set forth on Schedule 3.9, since December 31, 1997, there has not been any:

                  (a) transaction by the Acquired Entity or any Seller except in the ordinary course of business conducted as of that date;

                  (b) material adverse change in the financial condition, liabilities, assets or results of operation of the business of the Acquired Entity;

                  (c) indebtedness or liability, whether accrued, absolute, contingent or otherwise incurred by the Acquired Entity;

                  (d) default under any indebtedness of the Acquired Entity, or any event which with the lapse of time or the giving of notice, or both, would constitute such a default;

                  (e) amendment or termination of any Contract, lease or license to which the Acquired Entity is a party;

                  (f) material increase in compensation paid, payable or to become payable by the Acquired Entity to any of its employees;

                  (g) extraordinary losses (whether or not covered by insurance) or waiver by the Acquired Entity of any extraordinary rights of value;

                  (h)      commitment to or liability to any labor organization;

                  (i) lowering of the prices charged by the Acquired Entity for goods or services in a manner not consistent with past practices;

                  (j) notice from any customer as to the customer's intention not to conduct business with the Acquired Entity, the result of which loss or losses of business, individually or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on the business; or

                  (k) other event or condition of any character, that has or might reasonably have an adverse effect on the Acquired Entity's or the business' Assets, financial condition, or business.


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         3.10   Liabilities.   The  Acquired   Entity  has  no   liabilities  or
obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected on the Acquired Entity's Current Balance Sheet and not paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Acquired Entity's Current Balance Sheet (none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), and
(c) liabilities incurred in the ordinary course of business prior to the date of the Acquired Entity's Current Balance Sheet which, in accordance with GAAP consistently applied, were not required to be recorded thereon and which, in the aggregate, are not material (the liabilities and obligations referenced in (a), (b) and (c) above are referred to as the "Designated Liabilities"). Schedule
3.10 lists, for the Acquired Entity, (8) all indebtedness of the Acquired Entity for borrowed money and for capitalized equipment leases, and (ii) the account numbers and names of each bank, broker or other depository institution and the names of all persons authorized to withdraw funds from each such account.

         3.11 Litigation. Except as provided on Schedule 3.11, there is no action, suit or other legal or administrative proceeding or governmental investigation pending, or, to the knowledge of the Acquired Entity and the Sellers, threatened, anticipated or contemplated (i) against, by or affecting the Acquired Entity or the Sellers (relating to the transactions herein or to the Acquired Entity), or the Acquired Entity's properties or assets, except for routine customer claims and complaints arising in the ordinary course consistent with past practice which involve amounts less than $10,000 individually or $75,000 in the aggregate, or (ii) which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Acquired Entity is or was a party which have not been complied with in full or which continue to impose any material obligations on the Acquired Entity.

         3.12     Environmental Matters.

                  (a) To the best of the Acquired Entity's and the Sellers' knowledge, the Acquired Entity is and has at all times been in full compliance with all Environmental Laws governing its business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge and Handling of Hazardous Substances; (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined herein) for the ownership by the Acquired Entity of its properties and assets and the operation of its business as presently conducted and the use by the Acquired Entity of the Company Owned Properties (as defined in Section 3.13); and (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

                  (b) There are no (and there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations of any nature or proceedings (collectively

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"Proceedings")  pending or threatened  against or involving the Acquired Entity, its businesses, operations, properties or assets issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to the Acquired Entity thereunder in connection with, related to or arising out of the ownership by the Acquired Entity of its properties or assets or the operation of its businesses, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on Brassie
in  the  event  that  the  transactions   contemplated  by  this  Agreement  are
consummated.

                  (c) To the best of the Acquired Entity's and the Sellers' knowledge, the Acquired Entity has not at any time Discharged, nor has it at any time allowed or arranged for any third party to Discharge, Hazardous Substances to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances; (ii) any parcel of real property owned or leased at any time by the Acquired Entity (including, without limitation, the Company Owned Properties (as defined in Section 3.13), except in compliance with applicable Environmental Laws; or (iii) any site which, pursuant to CERCLA or any similar state law has been placed on the National Priorities List or its state equivalent, or the Environmental Protection Agency or any relevant state agency has notified the Acquired Entity that it has proposed or is proposing to place on the National Priorities List or its state equivalent. To the best of the Acquired Entity's and the Sellers' knowledge, there has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge of any Hazardous Substance on, into or directly beneath the surface of any real property owned or leased at any time by the Acquired Entity.

                  (d) Schedule  3.12  identifies,  for the prior five (5) years,
(i) all environmental audits, assessments or occupational health studies undertaken by any Governmental Authority, the Acquired Entity or the Sellers or their agents or representatives, or any third party, relating to or affecting the Acquired Entity or the Company Owned Properties; (ii) all ground, water, soil, air or asbestos monitoring undertaken by the Acquired Entity, the Sellers or their agents or representatives thereof or undertaken by any Governmental Authority or any third party, relating to or affecting the Company Owned Properties or any real property owned or leased at any time by the Acquired Entity; (iii) all material written communications between the Acquired Entity and any governmental authority arising under or relative to Environmental Laws including, but not limited to, all Notices issued to the Acquired Entity or the Sellers and pertaining to the Company Owned Properties; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings or decrees, relating to or affecting the Acquired Entity or any real property owned or leased at any time by the Acquired Entity.

                  (e) For purposes of this Section, the following terms shall have the meanings ascribed to them below:

                  "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing, migrating or emitting, as any of such terms may further be defined in any

                                                        10
15

         Environmental Law, into or through any medium including, without limitation, ground water, surface water, land, soil or air in violation of law.

                  "Environmental Laws" means all federal state, regional or local statutes, laws rules, regulations, codes, ordinances, orders, plans, injunctions, decrees, rulings, licenses, and changes thereto, or judicial or administrative interpretations thereof, or similar laws,but only to the extent currently in existence, any of which govern, purport to govern, or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, waste disposal, hazardous or toxic substances, solid or hazardous waste, occupational, health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, ordinances, plans, injunctions, decrees, rulings, licenses, and changes thereto, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. ss. 9601, et. seq., (herein, collectively, "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss. 6901 et. seq., (herein, collectively, "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss. 1801, et. seq., (the "Hazardous Materials Transportation Act"); the Clean Water Act, as amended, 33 U.S.C. ss. 1311, et. seq., (the "Clean Water Act"); the Clean Air Act, as amended, 42 U.S.C. ss. 7401-7642, (the "Clean Air Act"); the Toxic Substances Control Act, as amended, 15 U.S.C. ss. 2601 et. seq., (the "Toxic Substances Control Act"); the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. ss. 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended 42 U.S.C. ss. 11001, et. seq., (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss. 651, et. seq., ("OSHA").

                  "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law.

                  "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.


                                                        11
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



                  "Licenses" means, for purposes of this Section 3.12 only, all licenses, certificates, permits, approvals, decrees and registrations required under the Environmental Laws.

         3.13 Real Estate. Schedule 3.13(a) (i) contains the legal description of, any real property or any leasehold or other interest therein (including without limitation any option or other right or obligation to purchase any real property or any interest therein) owned by the Acquired Entity as of the date hereof (the "Company Owned Properties"); and (ii) lists all real property (or any interest therein) owned by the Acquired Entity within the past five years that is not owned by the Acquired Entity as of the date of this Agreement. With respect to each such parcel of Company Owned Properties: (i) the Acquired Entity or Brassie or their assignee has or will have at Closing good and marketable title, free and clear of any covenants, conditions, easements and exceptions other than the permitted exceptions and of any Lien other than liens for real estate taxes not yet due and payable, (ii) there are no pending or, to the knowledge of the Acquired Entity or the Sellers, threatened condemnation proceeding, suits or administrative actions relating to the Company Owned Properties or other matters affecting adversely the current use, occupancy or value thereof; (iii) the legal descriptions for the Company Owned Properties contained in the deeds thereof describe such parcels fully and adequately; (iv) the buildings and improvements, if any, are located within the boundary lines of the described parcels of land and are not in violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted nonconforming use" or "permitted non-conforming structure" classifications), applicable building code requirements, permits, licenses or other forms of approval, regulation or restrictions by any Governmental Authority, and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and the Company Owned Properties are not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained; (v) all facilities, if any, have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, ordinances, rules and regulations; (vi) there are no Contracts granting to any party or parties the right of use or occupancy of any portion of the Company Owned Properties, and there are no parties (other than the Acquired Entity) in possession of any of the Company Owned Properties; (vii) there are no outstanding options or rights of first refusal or similar rights to purchase any of the Company Owned Properties or any portion thereof or interest therein;
(viii) all facilities, if any, located on the Company Owned Properties are supplied with utilities and other services necessary for their operation, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the Company Owned Properties; (ix) the Owned Properties abut on and have adequate direct vehicular access to a public road and there is no pending or, to the knowledge of the Acquired Entity or the Sellers, threatened termination of such access; and (x) all improvements, buildings and systems on the Owned Properties are suitable for their current use.


                                                        12
17

         3.14     Business; Good Title to and Condition of Assets; Inventory.

                  (a) Upon the consummation of the transactions contemplated hereby, Brassie will have acquired and own all of the Acquired Entity's Assets and operations of its Business, and any related rights and interests thereto. The Acquired Entity has good and marketable title to all of its Assets free and clear of any Liens, except as provided on Schedule 3.14(a).

                  (b) The Fixed Assets currently in use or necessary for the business and operations of the Acquired Entity are in good operating condition, normal wear and tear excepted, and have been maintained in accordance with all applicable manufacturer's specifications and warranties. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures, owned, used by or located on the premises of the Acquired Entity.

         3.15 Compliance with Laws. The Acquired Entity and the Sellers and their Affiliates have been in compliance with all laws, regulations and orders applicable to them, their business and operations (as conducted by them now and in the past), the Assets, the Company Owned Properties, and any other properties and assets (in each case owned or used by them now or in the past). The Acquired Entity has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened. The Acquired Entity is not subject to any Contract, decree or injunction to which it is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business. Neither the Acquired Entity, nor any of its employees or agents, has made any payment of funds in connection with its business which is prohibited by law, and no funds have been set aside to be used in connection with its business for any payment prohibited by law. The Acquired Entity is and at all times has been in full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Acquired Entity for whom compliance with the Immigration Act is required, the Acquired Entity has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained pursuant to the Immigration Act. The Acquired Entity has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or threatened against the Acquired Entity, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

         3.16 Labor and Employment Matters. Except as provided in Schedule 3.16, the Acquired Entity is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no labor union prior to the date hereof organizing any employees of the Acquired Entity into one or more collective bargaining units. There is not now, and there has not been prior to the date hereof, any actual or threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Acquired Entity or which may interfere with its continued operations. Neither the Acquired Entity, nor any

                                                        13
18
employee, agent or representative thereof, has since the date of incorporation or formation of the Acquired Entity committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against the Acquired Entity by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of the Acquired Entity prior to the date hereof. To the knowledge of the Sellers and the Acquired Entity, no executive or key employee (including the Sellers) or group of employees has any plans to terminate his, her or their employment with the Acquired Entity as a result of the transactions contemplated hereby or otherwise. The Acquired Entity has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, all as amended.

         3.17     Employee Benefit Plans

                  (a) Employee  Benefit  Plans.  Schedule  3.17  contains a list setting forth each employee benefit plan or arrangement of the Acquired Entity, including but not limited to employee pension benefit plans, as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the Acquired Entity participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Brassie).

                  (b) Compliance with Law. With respect to each Employee Benefit Plan (i) each has been administered in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no actions, suits, claims or disputes are pending, or threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all reports, returns and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                  (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a), (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Brassie, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent

                                                        14
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



determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (v) as of the Closing Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or
Section 412 of the Code, have been timely made; and (vii) all such contributions to the plans and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including without limitation PBGC (as defined below) and insurance premiums) for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet.

                  (d) Multiemployer Plans. The Acquired Entity is not, nor has it been, obligated with respect to any multiemployer plan as described in
Section 4001(a)(3) of ERISA ("MPPA Plan").

                  (e) Welfare Plans. (i) The Acquired Entity is not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of the Acquired Entity or its predecessors after termination of employment; (ii) the Acquired Entity has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(l) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation due to any individual.

                  (f) Controlled Group Liability. Neither the Acquired Entity, nor any entity that would be aggregated with the Acquired Entity under Code
Section 414(b), (c), (m) or (o); (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due (iv) is subject to (or expected to be subject) an excise tax under Code Section 4971; (v) has engaged in any transaction which

                                                        15
20
would give rise to liability  under Section 4069 or Section 4212(c) of ERISA; or
(vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

                  (g) Other Liabilities.  (i) None of the Employee Benefit Plans
obligates the Acquired Entity to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the Current Balance Sheets or will be properly accrued on the books and records of the Acquired Entity as of the Closing Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheets or the books and records of the Acquired Entity.

         3.18 Tax Matters. All Tax Returns required to be filed prior to the date hereof with respect to the Acquired Entity or any of its income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to the Acquired Entity have been paid or are accrued on the applicable Current Balance Sheet or will be accrued on the Acquired Entity's books and records as of the Closing. Except as provided in
Schedule 3.18, (i) with respect to each taxable period of the Acquired Entity, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and each taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Acquired Entity; (iii) the Acquired Entity has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) the Acquired Entity has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing; (v) there is no action, suit, taxing authority proceeding, or audit or clam for refund now in progress, pending or threatened against or with respect to the Acquired Entity regarding Taxes; (vi) the Acquired Entity has not made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Closing Date; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Acquired Entity;
(viii) the Acquired Entity will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing Date or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing Date; (ix) the Acquired Entity has not been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) the Acquired Entity is not a party to or bound by any tax

                                                        16
21
allocation or tax sharing agreement and has no current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) no taxing authority will claim or assess any additional Taxes against the Acquired Entity for any period for which Tax Returns have been filed; (xii) the Acquired Entity has not made any payments and is not and will not become obligated (under any contract entered into on or before the Closing) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); and (xiii) the Acquired Entity has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xiv) no claim has ever been made by a taxing authority in a jurisdiction where the Acquired Entity does not file Tax Returns that the Acquired Entity is or may be subject to Taxes assessed by such jurisdiction; (xv) the Acquired Entity does not have any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Acquired Entity for the past three years have been furnished or made available to Brassie; (xvii) the Acquired Entity will not be subject to any Taxes, for the period ending at the Closing for any period for which a Tax Return has not been filed, imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); and (xviii) no sales or use tax will be payable by the Acquired Entity or Brassie or transferee as a result of this transaction, and there will be no non-recurring intangible tax, documentary stamp tax other than on the Brassie Shares, or other excise tax (or comparable tax imposed by any governmental entity) as a result of this transaction. The Acquired Entity has timely and properly filed an S corporation election under the Code and under applicable state and local Tax law for its first taxable year, and no such S election has been revoked or terminated, and neither the Acquired Entity nor the Sellers have taken any action that would cause a termination of such S election.

         3.19 Insurance. Schedule 3.19 lists all valid, outstanding enforceable policies of insurance issued to the Acquired Entity by reputable insurers covering its properties, assets and business insuring against such risks and in such coverage amounts (the "Insurance Policies"). The Insurance Policies are in full force and effect, and all premiums due thereon have been paid through the date of this Agreement and will be paid through the Closing. The Acquired Entity has complied with the provisions of such Insurance Policies applicable to it, and has provided Brassie copies of all Insurance Policies and all amendments and riders thereto. There are no pending claims under any of the Insurance Policies for an amount in excess of $25,000 individually or $100,000 in the aggregate, including any claim for loss or damage to the properties, assets or business of the Acquired Entity. The Acquired Entity has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         3.20 Licenses and Permits. The Acquired Entity possesses all licenses, approvals, permits or authorizations from Governmental Authorities (collectively, the "Permits") for its business and operations, including with respect to the operations of each of the Company Owned

                                                        17
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Properties.  Schedule 3.20 sets forth a true,  complete and accurate list of all such Permits or applications for such Permits, itemized for the Acquired Entity. All such Permits are valid and in full force and effect, the Acquired Entity is in compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.21 Adequacy of the Assets; Affiliated Transactions. The Assets, Owned Properties, Leased Premises and other equipment leased by the Acquired Entity constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Acquired Entity in the manner in which and to the extent to which such business is currently being conducted. Except as provided in Schedule 3.21, no officer, director or shareholder of the Acquired Entity, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Acquired Entity or has any interest in any property used by the Acquired Entity.

         3.22 Intellectual Property. The Acquired Entity has full legal right, title and interest in and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business as specifically listed on Schedule 3.22 hereof (the "Intellectual Property"). The conduct of the business of the Acquired Entity as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person and, to the knowledge of the Acquired Entity and the Sellers, no Person is infringing on any Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         3.23 Contracts. Schedule 3.23 sets forth a list of each Material Contract (as defined below), true, correct and complete copies of which have been provided to Brassie, Schedule 3.23 identifies certain Material Contracts that require the Consents of third parties to the transactions contemplated hereby. The Acquired Entity has not violated any of the material terms or conditions of any Material Contract or any term or condition which would permit termination or material modification of any Material Contract, all of the covenants to be performed by any other party thereto have been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Material Contract. To the knowledge of the Acquired Entity and the Sellers, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Acquired Entity under any Material Contract, and no such event has occurred which constitutes or would constitute a default by any other party. As used in this Section 3.23 "Material Contracts" shall mean formal or informal, written or oral, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing

                                                        18
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obligations or guaranties,  or other sources of contingent  liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same (other than those which individually provide for annual payments of less than $25,000); (b) contracts obligating the Acquired Entity to provide or obtain products or services for a period of one year or more, (c) leases of real property; (d) leases of personal property (other than those which individually provide for annual payments of less than $25,000); (e) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same (other than those which individually provide for annual payments of less than $15,000); (f) employment agreements, management
service   agreements,   consulting   agreements,   confidentiality   agreements,
non-competition agreements, employee handbooks, policy statements and any other agreements relating to any employee, officer or director of the Acquired Entity;
(g) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (h) contracts relating to pending capital expenditures by the Acquired Entity; (i) contracts obligating the Acquired Entity to purchase parts, accessories, supplies, equipment, advertising, media and media related services of any kind (other than those which individually provide for annual payments of less than $15,000); (j) non-competition agreements restricting the Acquired Entity in any manner, (k) any contracts obligating the Acquired Entity to make payments in excess of $25,000, in the aggregate, over the remaining term of such contract; and (1) all other Contracts or understandings which are material to the Acquired Entity or its Business, assets or properties, irrespective of subject matter and whether or not in writing, and not otherwise disclosed on the Schedules.

         3.24 Accuracy of Information Furnished. No representation, statement or information contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto or made or furnished to Brassie or its representatives by the Acquired Entity or the Sellers, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Acquired Entity has provided Brassie with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         3.25 Securities Law Matters. Sellers represent and warrant that the Securities to be acquired by the upon consummation of the transactions described in Article 1(i) will be acquired by each of them for their own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder; and (ii) none of the Sellers will distribute any of the Securities in violation of the Securities Act. The Sellers have had the opportunity to discuss the transactions contemplated hereby with Brassie and have had the opportunity to obtain such information pertaining to Brassie as has been requested, including but not limited to filings made by Brassie with the SEC under the Exchange Act. The
Sellers represent that each of them has such knowledge and experience in business or financial matters that he is capable of evaluating the merits and risks of an investment in the Brassie Shares.


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         3.26 No  Commissions.  Neither the Acquired  Entity nor the Sellers has
incurred  any  obligation  for any  finder's  or  broker's  or  agent's  fees or
commissions  or  similar   compensation  in  connection  with  the  transactions
contemplated hereby.


                                                    ARTICLE IV

                                      CONDUCT OF BUSINESS PENDING THE CLOSING

         4.1 Conduct of Business by the Acquired Entity Pending the Closing. The Acquired Entity and the Sellers, jointly and severally, covenant and agree that, except as otherwise expressly required or permitted by the terms of this Agreement, between the date of this Agreement and the Closing, the business of the Acquired Entity shall be conducted only in, and the Acquired Entity shall not take any action except in, the ordinary course of business consistent with past practice. The Acquired Entity and the Sellers shall use its or their reasonable best efforts to preserve intact the Acquired Entity's business organizations, to keep available the services of their current officers, employees and consultants, and to preserve their present relationships with Persons with which they have business relations. By way of amplification and not limitation, the Acquired Entity shall not, except as expressly required or permitted by the terms of this Agreement, between the date of this Agreement and the Closing, directly or indirectly, do or propose or agree to do any of the following (except to the extent such is contemplated to be done herein) without the prior written consent of Brassie:

                  (a) amend or otherwise change its Articles of Incorporation, Bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice; or any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other securities;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities; or acquire (including, without limitation, for cash or shares of stock, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets;

                  (e) except in the ordinary course of business consistent with past practice, (i) sell, lease or transfer any of its properties or assets, (ii) make any investment either by purchase of stock or securities, contributions of capital or property transfer, or purchase any property or

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assets  of any other  Person;  (iii)  make or  obligate  itself to make  capital expenditures; (iv) incur any obligations or liabilities including, without limitation, any indebtedness for borrowed money, issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances; (v) modify, terminate, amend or enter into any Contract other than as expressly required or permitted herein; or (vi) impose any security interest or other Lien on any of its Assets;

                  (f) other than in the ordinary course of business consistent with past practice, pay any bonus to its officers or employees, or increase the compensation payable or to become payable to its officers or employees or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing trust, compensation, stock option, restricted stock pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                  (g) take any action with respect to accounting policies or procedures other than in the ordinary course of business consistent with past practice;

                  (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date thereof in the ordinary course of business consistent with past practice, or delay paying any amount payable beyond forty-five (45) days following the date on which it is due, except to the extent being contested in good faith;

                  (i) enter into any transaction with any of the Sellers or an Affiliate thereof;

                  (j) make or pledge any charitable contributions in excess of $5,000 in the aggregate; or

                  (k) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect in any respect.

                                                     ARTICLE V

                                               ADDITIONAL AGREEMENTS

         5.1 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or

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appropriate  to  effectuate,  carry out and comply with all of the terms of this
Agreement and the transactions contemplated hereby.

         5.2 Compliance with Covenants. The Sellers shall cause the Acquired Entity to comply with all of the covenants of the Acquired Entity under this Agreement.

         5.3 Cooperation. Each of the parties agrees to cooperate with the others in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement, and to use his or its best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         5.4 Access to Information. From the date hereof to Closing, each party shall afford to each other party and its officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested.

         5.5 Notification of Certain Matters. Each of the parties to this Agreement shall give prompt notice to the other parties of the occurrence or non-occurrence of any event which would likely cause any representation or warranty made by such party herein to be untrue or inaccurate or any covenant, condition or agreement contained herein not to be complied with or satisfied (provided, however, that, any such disclosure shall not in any way be deemed to amend, modify or in any way affect the representations, warranties and covenants made by any party in or pursuant to this Agreement).

         5.6 Confidentiality; Publicity. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement, the subject matter or terms hereof or any confidential information or other proprietary knowledge concerning the business or affairs of any other party which it may have acquired from such party in the course of pursuing the transactions contemplated by this Agreement without the prior consent of the other parties hereto; provided, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party's duties, shall not be deemed confidential information. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto, except that Brassie may make such public disclosure as it deems appropriate and Sellers may announce the transaction to its employees prior to any public announcement by Brassie (in which case, Brassie will consult with the Acquired Entity prior to making such disclosure).

         5.7 No Other Discussions. The Acquired Entity, the Sellers, and their Affiliates, employees, agents and representatives will not (a) initiate, encourage the initiation by others of discussions or negotiations with third parties, or respond to solicitations by third persons relating

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



to any merger, sale or other disposition of any substantial part of the assets, capital stock (or derivatives thereof), business or properties of the Acquired Entity (whether by merger, consolidation, sale of stock, sale of assets, or otherwise), or (b) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Acquired Entity and the Sellers will immediately notify Brassie if any third party attempts to initiate any solicitation, discussion, or negotiation with respect to any of the foregoing transactions, and shall provide Brassie with the name of such third parties and the terms of any offers.

         5.8 Restrictive Covenants. The Acquired Entity and Sellers, individually (a "Restricted Party") and collectively, agree as follows:

                  (a) Competitive Business. Each Restricted Party hereby agrees that for a period of two (2) years following the Closing, each Restricted Party will not engage in the business of or perform any services whatsoever pertaining or relating in any way to the Business or services of the Acquired Entity or Brassie, or become financially interested in any such business or services, whether directly or indirectly as an owner, partner, trustee, beneficiary, stockholder, officer, director, employee or agent; provided, however, that performing services for or owning an interest in the Acquired Entity, Brassie, or an Affiliate of Brassie, shall not be in violation of this covenant; provided, further, however, this Section 5.8(a) shall not be applicable to Louis Katon.

                  (b) Hiring. Each Restricted Party hereby agrees that for a period of two (2) years following the Closing, the Restricted Party will not attempt to hire any employee of Brassie or any Affiliate or otherwise encourage or attempt to encourage any such employee to leave the Acquired Entity's, Brassie's, or such Affiliates' employ.

                  (c) Solicitation. Each Restricted Party hereby further agrees that for a period of two (2) years following the Closing, the Restricted Party will not, in any manner or at any time, solicit or encourage any person, firm, corporation, or other business entity that do business with Brassie, the Acquired Entity, or any Affiliates of either Brassie or Acquired Entity, to cease doing such business.

                  (d) Covenants Independent. Each restrictive covenant on the part of a Restricted Party set forth in this Section 5.8 shall be construed as a covenant independent of any other covenant or provisions of this Agreement or any other agreement which the Restricted Party may have, fully performed and not executory, and the existence of any claim or cause of action by any Restricted Party against the Acquired Entity, Brassie, or any Affiliate, whether predicated upon another covenant of this Agreement or otherwise, shall not constitute a defense to the enforcement by the other Sellers of any other covenant.

                  (e) Divisibility of Covenant Areas and Periods. If any portion of the restrictive covenants contained herein is held to be unreasonable, arbitrary or against public policy, each covenant shall be considered divisible both as to time and geographical area; and each one (1)

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month of the specified period shall be deemed a separate period of time and each county of the  geographical  area,  so that the  maximum  lesser time period and
geographical   area  shall  remain   effective  so  long  as  the  same  is  not
unreasonable, arbitrary, or against public policy.

                  (f) Injunctive and Equitable Relief. Each Restricted Party recognizes and hereby expressly agrees that the extent of damages to Brassie or any Affiliate in the event of a breach by a Restricted Party of any restrictive covenant set forth herein would be impossible to ascertain, that the irreparable harm arising out of any breach shall be irrebuttably presumed, and that the remedy at law for any breach will be inadequate to compensate Brassie or any Affiliate. Consequently, each Restricted Party hereby agrees that in the event of a breach of any such covenant, in addition to any other relief to which Brassie or any Affiliate may be entitled, the Brassie and any Affiliate shall be entitled to enforce the covenant by injunctive or other equitable relief ordered by a court of competent jurisdiction.

         5.9 Trading in Brassie  Common  Stock.  Except as  otherwise  expressly consented to in writing by Brassie, from the date of this Agreement until the Closing Date, neither the Acquired Entity, the Sellers, nor any of their Affiliates will directly or indirectly purchase or sell (including short sales) any shares of Brassie Common Stock in any transactions effected on Nasdaq or otherwise. The Sellers agree that for a period of two years after the Closing Date, the Sellers will not directly or indirectly sell or purchase or enter into any agreement, contract or arrangement to sell or purchase any put or call options or other derivative securities (including shorts sales) with respect to Brassie Common Stock or enter into any other agreements, contracts or arrangements providing for the alteration of the shareholders' investment risk with respect to any shares of Brassie Common Stock; provided, however, that the foregoing shall not prohibit the Sellers from making outright, unhedged sales or purchases of Brassie Common Stock after the Closing.

         5.10 Employment Agreements. At the Closing, Brassie, the Acquired Entity, or its assignee, shall enter into an employment agreement in the forms attached hereto as Schedule 5.10 with each of the Sellers.

         5.11 Real Property Lease. At the Closing, the Acquired Entity, or its assignee, shall enter into a lease agreement for the real property and any improvements thereon where the Acquired Entity presently conducts its Business in the form attached hereto as Schedule 5.11 with the Sellers. The Lease shall be for an eight (8) year term and shall provide for a renewal option for an additional five (5) year period.

         5.12 Lease Letter of Credit. On the execution date of the Lease set forth in Section 5.11 above, Brassie shall cause to be delivered to Sellers a Letter of Credit (the "Lease Letter of Credit"), which Lease Letter of Credit shall secure the amounts owed under the Lease. The Lease Letter of Credit shall be in the aggregate amount of four times the total annual rental under the Lease (the "Initial Letter of Credit Amount") during the first year of the term of the Lease and shall be reduced on each anniversary thereof in the amount of 25% of the Initial Letter of Credit

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



Amount. On the fourth annual anniversary date of the Lease, Brassie shall be entitled to the full release of the Lease Letter of Credit, and Sellers shall promptly return the same to Brassie.

         5.13 Shareholder and Director Vote. The Sellers, in executing this Agreement, consent as directors and shareholders (as applicable) of the Acquired Entity, to the Acquisition and other transactions contemplated hereby, waive notice of any meeting in connection therewith, and hereby release and waive all rights with respect to the transactions contemplated hereby under any agreements relating to the sale or purchase of the Purchased Shares of the Acquired Entity.

         5.14 Working Capital. The Acquired Entity and the Sellers covenant and agree that, on the Closing Date, the Working Capital of the Acquired Entity shall be equal to or exceed Dollars ($ ). Should the Working Capital on the Closing Date be less than Dollars ($ ), Brassie shall be entitled to the shortfall as Indemnifiable Damages (as defined in Section 8.1) without regard to the Indemnification Threshold. "Working Capital" shall mean the amount, if any, by which the aggregate of the Current Assets of the Acquired Entity exceeds the aggregate of the Current Liabilities of the Acquired Entity being acquired hereunder. "Current Assets" shall mean all current assets of the Acquired Entity determined in accordance with GAAP; "Current Liabilities" shall mean the current liabilities of the Acquired Entity determined in accordance with GAAP (excluding any reserve for LIFO inventories).

         5.15 Due Diligence Review. Brassie shall be entitled to conduct prior to Closing a due diligence review of the assets, properties, books and records of the Acquired Entity and an environmental assessment of the Owned Properties and Leased Premises, if applicable (hereinafter referred to as "Environmental Assessment"). The Environmental Assessment may include, but not be limited to, a physical examination of the Owned Properties and Leased Premises and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records (including but not limited to, off-site disposal records and manifests), documents, and Licenses of the Acquired Entity. The Sellers and the Acquired Entity shall provide Brassie or its designated agents or consultants with reasonable access to such property as Brassie, its agents or consultants require to conduct the Environmental Assessment. Brassie's failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of the Acquired Entity or the Sellers under this Agreement.

         5.16 Certain Tax Matters. The Sellers shall duly prepare or cause to be prepared, and file or cause to be filed, on a timely basis, all Tax Returns for the Acquired Entity for any period ending on or before Closing. The Sellers shall provide such Tax Returns to Brassie for review at least thirty (30) business days prior to their due date (including extensions where applicable). The Sellers shall not file any amended Tax Returns with respect to the Acquired Entity without the prior written consent of Brassie, which consent shall not be unreasonably withheld. After Closing, each party shall provide the other parties with such information and records and access to such of its officers, directors, employees and agents as may be reasonably requested by the

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30
other parties in connection with the preparation of any tax return or any audit or other proceeding relating to the Acquired Entity.

         5.17 Agreements of Affiliates. The Sellers hereby agree to comply with the restrictions imposed upon affiliates of the Acquired Entity pursuant to Rule 144 under the Securities Act.

         5.18 Section 338(h)(10) Election. The Sellers agree, if requested by Brassie, to join with Brassie in making an election under Section 338(h)(10) of the Internal Revenue Code and the Treasury Regulations thereunder (and any corresponding election elections under state or local tax law) (collectively, a "Section 338(h)(10) Election") with respect the Acquisition of the Purchased Shares. Brassie will pay any liability of Sellers or the Acquired Entity for tax resulting solely from the application to it of Treasury Regulation
ss.1.338(h)(10)-1(e)(5), attributable to the making of the Section 338(h)(10) Election.

         5.19 Securities Laws Matters. Brassie covenants to remain current in its reporting obligations under the Exchange Act for two (2) years following the Closing Date.

         5.20 Distributions to Sellers. Prior to or at the Closing, the Acquired Entity shall have transferred, conveyed, and assigned unto the Sellers all right, title, and interest in and to The Ridge Club bond and all key man life insurance as specified on Schedule 5.20 and allocated in accordance therewith.


                                                    ARTICLE VI

                                     CONDITIONS TO THE OBLIGATIONS OF BRASSIE

         The obligations of Brassie to effect the Acquisition and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by Brassie:

         6.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Acquired Entity and the Sellers in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except that those representations and warranties which address matters only as of particular date shall remain true and correct as of such date. The Acquired Entity and the Sellers shall have performed or complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Acquired Entity and the Sellers shall have delivered to Brassie a certificate, dated as of the Closing Date, (which in case of the Acquired Entity shall be duly signed by its President and Secretary) certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.


                                                        26
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



         6.2 No Material Adverse Change or Destruction of Property. Between the date hereof and the Closing Date; (a) there shall have been no Material Adverse Change to the Acquired Entity, (b) there shall have been no adverse federal, state or local legislative or regulatory change having a Material Adverse Effect on the services, products or business of the Acquired Entity, and (c) none of the Assets of the Acquired Entity shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect on the Acquired Entity, and the Acquired Entity and the Sellers shall have delivered to Brassie a certificate, dated as of the Closing Date, to that effect.

         6.3 Corporate Certificate. The Acquired Entity and the Sellers shall have delivered to Brassie (i) copies of the Articles of Incorporation of the Acquired Entity certified by the Massachusetts Secretary of State no longer than fifteen (15) days prior to the Closing Date and copies of the Bylaws of the Acquired Entity as in effect immediately prior to the Closing Date, (ii) copies of resolutions adopted by the Board of Directors and the shareholders of the Acquired Entity authorizing the transactions contemplated by this Agreement, and
(iii) a certificate of good standing of the Acquired Entity issued by the State of Massachusetts and each other state in which it is qualified to do business as of a date not more than five (5) days prior to the Closing Date, and all of such documents as to the Acquired Entity shall be certified as of the Closing Date by the Secretary of the Acquired Entity as being true, correct and complete.

         6.4 Consents. The Acquired Entity, the Sellers, and Brassie shall have received consents to the Acquisition and other transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Acquired Entity or the Sellers, from any Person from whom such consent or waiver is required, including without limitation, under any Material Contract listed or required to be listed in Schedule 3.23 or any other law or regulation as of a date not more than five (5) days prior to the Closing, or who as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law. Brassie shall have obtained other approvals required under state laws and all other Governmental Authorities with respect to the transactions contemplated hereby.

         6.5 Securities Laws. Brassie shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of the Brassie Shares in connection with the transactions contemplated hereby.

         6.6 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Acquisition or other transactions hereunder, or which, in the reasonable judgment of Brassie, makes it inadvisable to proceed with the transactions contemplated hereby.

         6.7 Board Approval. The Board of Directors of Brassie shall have authorized and approved this Agreement and the transactions contemplated hereby.

                                                        27
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






                                                    ARTICLE VII

                                         CONDITIONS TO THE OBLIGATIONS OF
                                        THE ACQUIRED ENTITY AND THE SELLERS

         The obligations of the Acquired Entity and the Sellers to effect the Acquisition and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Acquired Entity and the Sellers.

         7.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Brassie contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Brassie shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Brassie shall have delivered to the Sellers a certificate, dated as of the
Closing Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         7.2 Brassie Shares. On the Closing Date, Brassie shall have issued all of the Brassie Shares and shall have delivered to the Sellers certificates for the Brassie Shares as described in Section 2.4, issued to him hereunder.

         7.3 No Order or Injunction. There shall not be issued and in effect by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby.


                                                   ARTICLE VIII

                                                  INDEMNIFICATION

         8.1 Agreement by the Sellers for Indemnification. The Sellers, jointly and severally, agree to indemnify and hold Brassie and its stockholders, directors, officers, employees, attorneys, agents and Affiliates harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Brassie arising out of, relating to, or resulting, from (i) any breach of a representation or warranty made by the Acquired Entity or the Sellers in or pursuant to this Agreement,
(ii) any breach of the covenants or agreements made by the Acquired

                                                        28
33

Entity or the Sellers in or pursuant to this Agreement, (iii) any inaccuracy in any certificate, instrument or other document delivered by the Acquired Entity or the Sellers as required by this Agreement; or (iv) any Excluded Liabilities (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Brassie, its stockholders, directors, officers, employees, attorneys, agents, and Affiliates shall have the right to be put in the same pre-tax consolidated financial position as they would have been in if the breach or inaccuracy referenced in the foregoing clauses (i), (ii), (iii) and (iv) that caused such Indemnifiable Damages had not occurred, taking into consideration insurance proceeds actually received by Brassie or agree to be paid to Brassie. Notwithstanding the foregoing provisions, no claim for Indemnifiable Damages (except for claims under clauses (ii) and (iv) of this Section 8.1 and claims under Section 3.18, which may be asserted without regard to the Indemnification Threshold) shall be asserted by Brassie or any other Person, until the aggregate of all Indemnifiable Damages exceeds the sum of Twenty-five Thousand and No/100 Dollars ($25,000.00) (the "Indemnification Threshold"), in which case Brassie shall be entitled to Indemnifiable Damages in excess of Fifteen Thousand and No/100 Dollars ($15,000.00).

         8.2 Survival of Representations and Warranties. Each of the representations and warranties made by the Acquired Entity and the Sellers in this Agreement or pursuant hereto shall survive for two (2) years following the Closing Date, except that the representations and warranties in Section 3.12,
Section 3.17, and Section 3.18 shall survive for the respective statute of limitations. No claim for the recovery of Indemnifiable Damages may be asserted by Brassie after such representations and warranties shall thus have expired; provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. Each of the representations and warranties of Brassie shall expire on the Closing Date.

         8.3 Remedies Cumulative; Waiver. The remedies provided herein shall be the sole remedies for breach of contract, but shall not preclude Brassie from asserting any other right, or seeking any other remedies against the Sellers, including remedies for fraud and injunctive relief. The Sellers hereby waive and right to contribution or any other similar right they may have against the Acquired Entity as a result of their Agreement to Indemnify in this Article VIII.

         8.4 Defense of Third Party Claims. With respect to each third party claim for which Brassie seeks indemnification under this Article VIII (a "Third Party Claim"), Brassie shall give prompt notice to the Sellers of the Third Party Claim, provided that failure to give such notice promptly shall not relieve or limit the obligations of the Sellers unless the Sellers has been materially prejudiced thereby (and such failure to notify the Sellers will not relieve them from any other liability they may have to Brassie). If the remedy sought in the Third Party Claim is solely money damages, or if Brassie otherwise permits, then the Sellers at their sole cost and

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34
expense, may, upon notice to Brassie within fifteen (15) days after the Sellers receives notice of the Third Party Claim, assume the defense of the Third Party Claim. If the Sellers assumes the defense of a Third Party Claim, then the Sellers shall select counsel reasonably satisfactory to Brassie to conduct the defense. The Sellers shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, unless (i) the settlement or judgment is solely for money damages and the Sellers admit in writing their liability to hold Brassie harmless from and against any losses, damages, expenses and liabilities arising out of such settlement or judgment or (ii) Brassie consents thereto, which consent shall not be unreasonably withheld. The Sellers shall provide Brassie with fifteen (15) days prior notice before they consent to a settlement of, or the entry of a judgment arising from, any Third Party Claim. Brassie shall be entitled to participate, at its own expense, in the defense of any Third Party Claim, the defense of which is assumed by the Sellers with their own counsel and at their own expense. With respect to Third Party Claims in which the remedy sought is not solely money damages and Brassie does not permit the Sellers to assume the defense, the Sellers shall, upon notice to Brassie within fifteen (15) days after the Sellers receive notice of the Third Party Claim, be entitled to participate in the defense with his own counsel at his own expense. If the Sellers do not assume or participate in the defense of any Third Party Claim in accordance with the terms of this Section, then the Sellers shall be bound by the results obtained by Brassie with respect to the Third Party Claim. The parties shall cooperate in the defense of any Third Party Claim.


                                                    ARTICLE IX

                                              SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after the Closing Date of the Brassie Shares:

         9.1 Disposition of Shares. The Sellers represent and warrant that the shares of Brassie Common Stock being acquired hereunder will not be sold or otherwise disposed of, except (a) pursuant to an exemption from the registration requirements under the Securities Act, (b) in accordance with Rule 144 under the Securities Act, or (c) pursuant to an effective registration statement filed by Brassie with the SEC under the Securities Act. To the extent the Sellers comply with the provisions of Rule 144 under the Securities Act in effecting sales of the Brassie Shares, Brassie agrees to provide its transfer agent with appropriate instructions and/or opinions of counsel in order for the Sellers to sell, transfer and/or dispose of the Brassie Shares in accordance with Rule 144.

         9.2 Legend. The certificates representing the Brassie Shares shall bear the following or similar legend as used by Brassie at the time:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE
                  SUBJECT TO THE PROVISIONS OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

                                                    30
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



                  "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, (B) IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR (C) IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Brassie may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.


                                                     ARTICLE X

                                                    DEFINITIONS

         10.1 Defined Terms. As used herein, the following terms shall have the following meanings:

                  "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Environmental Costs" shall mean any and all expenses, costs, damages, liabilities, or obligations (including, without limitation, fees and expenses of counsel) incurred by, under or pursuant to any Environmental Laws or related to the Discharge, Handling, presence or clean up of Hazardous Substances arising as a result of events occurring or facts or circumstances arising or existing on or prior to the Closing Date (whether or not in the ordinary course of business), including and related to those matters set forth in Schedule 3.12.

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




                  "Excluded Liabilities" shall mean (i) any obligations and liabilities of the Acquired Entity, absolute or contingent, known or unknown, other than Designated Liabilities; (ii) any liability or obligation of the Acquired Entity arising under this Agreement; (iii) any liability or obligation of the Acquired Entity relating to any default under any Designated Liability to the extent such default existed and was not cured prior to the Closing; (iv) any liability or obligation of the Acquired Entity with respect to, or arising out of, any employee benefit plan, executive deferred compensation plan, or any other plans or arrangements for the benefit of any employees or officers of the Acquired Entity (except for those listed on Schedule 3.17); (v) any liability or obligation of the Acquired Entity to the Sellers or any Affiliate of the Acquired Entity or the Sellers or to any party claiming to have a right to acquire any shares of capital stock or other securities convertible into or exchangeable for any shares of capital stock of the Acquired Entity, and (vi) any Environmental Costs or Litigation Costs.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                  "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                  "Litigation Costs" shall mean any and all expenses, costs, damages, liabilities, or obligations (including, without limitation, fees and expenses of counsel) incurred in connection with any action, suit, or other legal or administrative proceeding or governmental investigation arising as a result of events occurring or facts or circumstances arising or existing on or prior to the Closing Date (whether or not in the ordinary course of business), including those matters set forth on Schedule 3.11.

                  "Material Adverse Change (or Effect)"means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

                  "Person"  means  an  individual,   partnership,   corporation,
         limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                                                        32
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




                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Tax.

                  "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, use, franchise, intangible, payroll, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign government agency, and any interest or penalties related thereto.

         10.2     Other Definitional Provisions.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                  (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                                    ARTICLE XI

                                         TERMINATION, AMENDMENT AND WAIVER

         11.1 Termination. This Agreement may be terminated at any time prior to
Closing:

                  (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                  (b) by Brassie upon delivery of written notice to the Acquired
Entity and the Sellers in accordance with Section 12.1 of this Agreement in the event of a material breach by the Acquired Entity or the Sellers of any provisions of this Agreement, including covenants, warranties or representations; or


                                                        33
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



                  (c) by the Acquired Entity and the Sellers upon delivery of written notice to Brassie in accordance with Section 12.1 of this Agreement in the event of a material breach by Brassie of any provision of this Agreement, including covenants, warranties or representations; or

                  (d) by (i) Brassie or (ii) the Acquired Entity and the Sellers upon delivery of written notice in accordance with Section 12.1 of this Agreement, if the Closing shall not have occurred by March 9, 1998.

         11.2 Effect of Termination. Except for the provisions of Article VIII, in the event of termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void and of no further force and effect, and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                                    ARTICLE XII

                                                GENERAL PROVISIONS

         12.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage prepaid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which any party shall designate in writing to the other parties):

                  (a)      if to Brassie to:

                                    One Tampa City Center
                        201 N. Franklin Street, Suite 200
                                    Tampa, Florida 33602
                         Attn: Jeremiah Daley, President
                            Telecopy: (813) 222-3434


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



                  with a copy to:

                                    Annis, Mitchell, Cockey, Edwards & Roehn
                        One Tampa City Center, Suite 2100
                                  P.O. Box 3433
                                 Tampa, FL 33601
                          Attn: Fred S. Ridley, Esquire
                            Telecopy: (813) 223-9067

                  (b)      If to the Sellers to:

                                    ===============================
                                    ===============================
                         Telecopy: (___) _______________

                  with a copy to:

                                    ===============================
                                    ===============================
                         Telecopy: (___) _______________

         12.2 Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto) and other documents delivered at Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matters and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Schedules and Exhibits constitute a part hereof as though set forth in full above.

         12.3 Expenses. Except as otherwise provided herein, the Sellers shall pay their own and the Acquired Entity's fees and expenses, including counsel fees incurred in connection with this Agreement or any transaction contemplated hereby. Brassie shall pay its own fees and expenses, including its own counsel fees.

         12.4 Amendment: Waiver. This Agreement may not be modified, amended, supplemented, canceled, or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or

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



under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

         12.5 Binding Effect: Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by the Acquired Entity or the Sellers without the prior written consent of Brassie. Brassie may assign all or any portion of its rights hereunder to one or more of its wholly owned subsidiaries.

         12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         12.7 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever, the words "include," "includes," or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         12.8 Governing Law: Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

         12.9     Jurisdiction.

                  (a) The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought in the courts of Hillsborough County, Florida or in the U.S. District Courts for the Middle
District of Florida and the Acquired Entity and the Shareholder hereby irrevocably accept the exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding.

                  (b) In addition, Brassie, the Acquired Entity and the Sellers each hereby irrevocably waives, to the fullest extent permitted by law, any objection which it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Hillsborough County, Florida or the U.S. District Courts for the Middle District of Florida, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in any such court has been brought in an inconvenient forum.


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         12.10 Arm's Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions, and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advise of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         The parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                                     BRASSIE GOLF CORPORATION,
                                                     a Delaware corporation


                                       By:
                                      Name:
                                     Title:




                                  MILLER GOLF, INC., a Massachusetts corporation



                                  By:
                                                 Name: Robert Marchetti
                                                 Title: President



                                                  Robert Marchetti, Individually




                                                  Louis Katon, Individually

                                                  John Carroll, Individually







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